EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cogentix Medical, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brett Reynolds, SVP and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ BRETT REYNOLDS

Brett Reynolds
Senior Vice President, Chief Financial Officer and Corporate Secretary

Dated: August 14, 2015